UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 7, 2005

Date of report (Date of earliest event reported)

Velocity Express Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North,

Bldg. B, Suite 300

Westport, Connecticut 06880

(Address of principal executive offices, including zip code)

(612) 337-4525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Settlement Agreement

On December 7, 2005, Velocity Express Corporation (the “Company”), entered into a Settlement Agreement and Mutual Release (the “Agreement”) with Banc of America Commercial Finance Corporation, Banc of America Leasing & Capital, LLC, John Hancock Life Insurance Company, Hancock Mezzanine Partners, L.P., Charles F. Short, III, Sidewinder Holdings, Ltd. and Sidewinder, N.A., Ltd. (the “Defendants”) in case number 1-03-CV-81875, California Superior Court, Santa Clara County (the “Action”). On August 1, 2005, the Company received notice that the Court had entered an order granting certain motions for summary judgment in favor of Defendants and against the Company, which order resolved all of the substantive issues in the Action. As part of the Agreement, the Company admitted its indebtedness to the Defendants in a total amount of $10,072,440.13. The Defendants agreed to accept the cash payments and shares of the Company’s Common Stock (the “Common Stock”) in full satisfaction of the indebtedness assuming the Company fulfilled its obligations under the Agreement. The Agreement resolved all disputes arising from the Action. Under the Agreement, the Company paid the Defendants $930,000 and agreed to make 34 consecutive monthly payments of $65,000, beginning on December 15, 2005, and a final payment of $20,000 on October 15, 2008. Additionally, the Company agreed to deliver to Defendants, or their designees, 500,000 unregistered shares of Common Stock on or before December 15, 2005. The Company agreed to have a registration statement covering the Common Shares declared effective by the United States Securities Commission no later than May 31, 2006. Failure to have the registration statement declared effective by May 31, 2006 will constitute a default under the Agreement. Additionally, in the event that the Company’s Common Stock does not maintain a minimum price of at least $6.00 per share for five (5) consecutive trading days during the twelve month period following the effective date of the registration statement, the Company will be required to deliver additional shares of Common Stock to achieve the original value of $6.00. Under the Agreement, the Court retained jurisdiction over the Action to enforce the Agreement, including the entry of judgment against the Company in the event that it defaults on its obligations under the Agreement. The Agreement required the consent of the Company’s lenders to certain amendments to covenants of the Company’s Amended and Restated Loan and Security Agreement, with Fleet Capital Corporation and Merrill Lynch, and the Note Purchase Agreement between the Company and BET Associates, LP. Theses consents and amendments were obtained prior to execution of the Agreement.

Grant of Equity to Officers

Effective December 8, 2005, the Compensation Committee of our Board of Directors awarded (1) a warrant to purchase 1,200,000 shares of common stock to Vincent Wasik, our Chief Executive Officer, (2) a stock option for the purchase of 700,000 shares of common stock to Jeffrey Hendrickson, our President and Chief Operating Officer, (3) a stock option to purchase 100,000 shares of common stock Daniel DeFazio, our Chief Financial Officer, (4) a stock option for the purchase of 50,000 shares of common stock to Drew Kronick, our Executive Vice President, Sales, (5) a stock option for the purchase of 500,000 shares of common stock to Wesley Fredenburg, our Secretary and General Counsel, and (6) stock options for the purchase of an aggregate of 280,000 shares of common stock to other key employees. The foregoing warrant and options were issued under our 2004 Stock Incentive Plan. The warrant to Mr. Wasik vests to the extent of 100% on December 31, 2006. The options vest to the extent of 50% on December 31, 2006 and 50% on December 31, 2007. The warrant and the options are exercisable at $2.56 per share, which was the closing price of our common stock on the Nasdaq Stock Market on December 8, 2005. The warrant expires on December 8, 2010 and the options expire on December 8, 2008.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On December 12, 2005, under the Settlement Agreement and Mutual Release described under Item 1.01 above, we issued 500,000 shares of common stock to accredited investors. Failure to have the shares registered for resale by May 31, 2005 will constitute a default under the Agreement. The description of the shares set forth in Item 1.01 above and the Settlement Agreement and Mutual Release are hereby incorporated into this Item 3.02.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC. Except as set forth above, no discount or commission was paid in connection with the issuance of the common stock and the warrants.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

See “Exhibit Index.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velocity Express Corporation

Date: December 13, 2005	By:	/s/ Wesley C. Fredenburg Wesley C. Fredenburg
General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
16	Settlement Agreement, dated December 7, 2005.

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